Exhibit 99.1

Tekelec Announces First Quarter Financial Results; Achieves Revenue of $78.9 Million, Strategic Initiatives Continue to Gain Traction

    CALABASAS, Calif.--(BUSINESS WIRE)--April 22, 2004--Tekelec (Nasdaq:TKLC) today reported financial results for its first quarter ended March 31, 2004.
    Revenue for the first quarter of 2004 was $78.9 million, compared to $55.0 million in the first quarter of 2003. On a GAAP basis, Tekelec's net income was $5.8 million, or $0.09 per diluted share, for the first quarter of 2004, compared to net income of $1.5 million, or $0.02 per diluted share, in the first quarter of 2003. Non-GAAP net income for the first quarter of 2004, which excludes the effects of acquisition-related amortization and restructuring charges, was $8.1 million, or $0.12 per diluted share, compared to non-GAAP net income of $3.3 million, or $0.05 per diluted share, in the first quarter of 2003. Orders received in the first quarter for Tekelec products and services were $86.1 million, compared to $57.7 million in the first quarter in 2003.
    Tekelec President and CEO Fred Lax commented, "Tekelec's performance in the first quarter was strong, with revenue increasing 5% sequentially and 43% year-over-year, and with orders up 50% year-over-year. For the first time since 1993, revenues increased sequentially in the first quarter, unlike the 10 - 20% seasonal decline typically experienced in 1st quarter revenues. We continued to operate profitably, exceeding consensus expectations for both revenue and profit, and generated positive cash flow from operations. Strong order volumes again provided us with a book-to-bill ratio greater than one, which is particularly noteworthy following the 1.8 book-to-bill we achieved in the fourth quarter of 2003.
    "Highlighting the continued momentum we are gaining in our global expansion strategic initiative, 23% of sales occurred outside of the United States in the quarter, compared to 18% in the first quarter of 2003. We were pleased to add Societe Reunionnaise de Radiotelephone in La Reunion, a subsidiary of the leading French operator SFR, as a customer, with its purchase of our Eagle platform, as we continue to expand our relationship with SFR, the second largest wireless operator in France.
    "With regard to our next-generation switching strategic initiative, our next-gen switching business unit added six new customers during the quarter and made a solid contribution to overall Company results, with revenues increasing 13% sequentially. We continued to have solid success with our Class 4, Class 5 and wireless applications. Today we announced that Pac-West, a provider of broadband integrated communications services to service providers and business customers in the western United States, has selected Tekelec as both its next-gen switching and signaling solutions provider. Tekelec has been designated as the exclusive supplier for all next-gen switching as well as signaling projects for Pac-West for the next three years and was selected after an extensive evaluation by Pac-West of several next-gen switching providers.
    "Further demonstrating our ongoing commitment to be a leader in next-gen switching, we closed the acquisition of Taqua in early April. Since we first announced the transaction, Taqua's business activity has accelerated, adding 15 new customers and reaching 100 total Taqua system deployments, bringing Tekelec's total next-gen switching customer base to over 130 customers. Taqua is a market-leader in providing Class 5 solutions optimized for the small switch market, typically switches with less than 5,000 lines in service. Small switches account for more than 70% of the wireline Class 5 switches deployed worldwide. This acquisition significantly enhances our overall next-gen switching product portfolio, complementing the Class 4, Class 5, and wireless switching solutions that Tekelec already provides."

    Business Unit Results

    Network Signaling revenue for the first quarter of 2004 was $63.2 million, compared to $46.0 million in first quarter of 2003. IEX Contact Center revenue was $9.3 million, compared to $9.0 million in first quarter of 2003. Next-Generation Switching revenue was $6.4 million in the current quarter.


Q2 FINANCIAL GUIDANCE

                Q2 2004 Guidance                Q2 2003 Actual Results

Total Revenues: $86.0 million - $88.0 million        $62.9 million
GAAP EPS:       $0.01 - $0.02 per diluted share(1)   $0.02 per diluted
                                                           share
_______________
(1) For the 2nd quarter of 2004, Tekelec expects expenses to include amortization of acquired intangibles and amortization of non-cash stock based deferred compensation of approximately $2.0 million, pre-tax and a one-time in-process research and development charge of $3 to $5 million, pretax. In addition, the Company expects amortization of acquired intangibles at the Santera business unit level to total approximately $500,000, after the allocation to Santera's minority shareholders.


    Lax concluded, "The sequential revenue growth, strong book-to-bill ratio, on-going profitability and positive cash flow from operations achieved in the quarter demonstrate the traction we are gaining on our strategic objectives focused on signaling solutions leadership, next-gen switching, and global expansion. I am confident that Tekelec is well positioned to capitalize on significant market opportunities."

    About Tekelec

    Tekelec is a leading developer of telecommunications signaling and switching solutions, packet-telephony infrastructure, network monitoring technology, and value-added applications. Tekelec's innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, California, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

    Non-GAAP Information

    Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec excludes certain items such as amortization of acquired intangibles, discontinued operations, non-cash stock based compensation charges, and unusual, non-recurring charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing our prospects for the future and underlying trends in Tekelec's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. In addition, since the Company has historically reported non-GAAP measures to the investment community, we believe the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of non-GAAP net income referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures, which have been prepared in accordance with generally accepted accounting principles.

    Forward-Looking Statements

    Certain statements made in this news release are forward looking, reflect the Company's current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company's actual future performance will meet the Company's expectations. As discussed in the Company's 2003 Annual Report on Form 10-K and other filings with the SEC, the Company's future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company's current expectations include, among others: overall telecommunications spending, changes in general economic conditions, the timing of significant orders and shipments, the lengthy sales cycle for the Company's products, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera and Taqua's operations with those of the Company, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company's revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company's revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, regulatory changes, and the expansion of the Company's marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.


                                TEKELEC
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three Months Ended
                                                        March 31,
                                                    2004       2003
----------------------------------------------------------------------
                                                       (unaudited)
                                                   (thousands, except
                                                       per share data)

Revenues                                          $ 78,870   $ 55,006
Costs and expenses:
   Cost of goods sold                               19,385     13,081
   Amortization of purchased technology              3,064      2,531
   Research and development                         20,619     14,213
   Selling, general and administrative              32,271     21,951
   Amortization of intangibles                         532        400
        Restructuring (1)                              942         --
----------------------------------------------------------------------
Income from operations                               2,057      2,830
   Interest and other income (expense), net            468       (684)
----------------------------------------------------------------------
Income from continuing operations before provision
 for income taxes                                    2,525      2,146
   Provision for income taxes                        6,253 (2)    632
----------------------------------------------------------------------
Income (Loss) from continuing operations before
 minority interest                                  (3,728)     1,514
Minority interest                                    9,577         --
----------------------------------------------------------------------
         Net income                               $  5,849   $  1,514
======================================================================
Earnings per share:
   Basic                                          $   0.09   $   0.02
   Diluted                                            0.09       0.02
======================================================================
Earnings per share weighted average number
 of shares outstanding:
   Basic                                            62,034     60,934
   Diluted                                          65,194     61,632
----------------------------------------------------------------------

Notes to Condensed Consolidated Statements of Operations (000's):

(1) This amount represents restructuring costs related to the relocation of our manufacturing operations.

(2) For the three months ended March 31, 2004, Santera, a majority-owned company, is included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera due to the following:

-- Santera's losses cannot be included on Tekelec's consolidated federal tax return because its ownership interest in Santera does not meet the threshold to consolidate under income tax rules and regulations.

-- A full valuation allowance has been established on the tax benefits generated by Santera as a result of Santera's historical operating losses.


                                TEKELEC
                 NON-GAAP (1) STATEMENTS OF OPERATIONS
                              (unaudited)

                                                 Three Months Ended
                                                      March 31,
----------------------------------------------------------------------
                                                2004          2003
                                              (thousands, except per
                                                    share data)

Revenues                                      $ 78,870     $   55,006
Costs and expenses:
   Cost of goods sold                           19,616         13,212
   Research and development                     20,619         14,213
   Selling, general and administrative          32,271         21,951
----------------------------------------------------------------------
Income from operations                           6,364          5,630
   Interest and other income (expense), net        468           (684)
----------------------------------------------------------------------
Income before provision for income taxes         6,832          4,946
   Provision for income taxes (2)                7,140          1,682
----------------------------------------------------------------------
Income (Loss) before minority interest            (308)         3,264
Minority interest                                8,412             --
----------------------------------------------------------------------
   Non-GAAP net income                        $  8,104     $    3,264
======================================================================
Non-GAAP earnings per share:
   Basic                                      $   0.13     $     0.05
   Diluted                                        0.12 (3)       0.05
======================================================================
Non-GAAP earnings per share weighted average
 number of shares outstanding:
   Basic                                        62,034         60,934
   Diluted                                      71,555 (3)     61,632
----------------------------------------------------------------------

Notes to Non-GAAP Statements of Operations (000's):

(1) The above Non-GAAP Statements of Operations exclude the effects of the following:

-- For the three months ended March 31, 2004, restructuring costs related to the relocation of our manufacturing operations amounted to $942.

-- For the three months ended March 31, 2004, the amortization of purchased technology and other intangibles related to the acquisitions of IEX and Santera amounted to $3,365. The related income tax benefits for the three months ended March 31, 2004 were $557.

-- For the three months ended March 31, 2003, the amortization of purchased technology and other intangibles related to the acquisition of IEX amounted to $2,800. The related income tax benefits for the three months ended March 31, 2003 were $1,050.

(2) The above Non-GAAP Statements of Operations assume an effective tax rate of 35% and 34% for the Tekelec business excluding Santera for the three months ended March 31, 2004 and 2003, respectively. There were no income tax benefits associated with the losses generated by Santera.

(3) For the three months ended March 31, 2004, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended March 31, 2004 includes 6,361 shares related to the convertible debt using the "if-converted" method. For all other periods presented, the results of the "if-converted" calculations are anti-dilutive and therefore excluded from earnings per share.


                                TEKELEC
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                           March 31,     December 31,
                                             2004            2003
----------------------------------------------------------------------
                                                  (thousands)
ASSETS
Current assets:
   Cash and cash equivalents             $    118,123   $      45,261
   Short-term investments, at fair value       66,948          83,800
   Accounts receivable, net                    65,766          52,781
   Current portion of notes receivable
    ($17,300 principal amount)                 17,478          17,580
   Inventories                                 24,284          21,434
   Deferred income taxes, net                   6,309           4,958
   Prepaid expenses and other current
    assets                                     25,358          22,088
----------------------------------------------------------------------
   Total current assets                       324,266         247,902
Long-term investments, at fair value          157,032         210,298
Property and equipment, net                    23,392          22,172
Investments in privately-held companies        17,322          17,322
Deferred income taxes                           9,419           7,876
Other assets                                    6,957           6,342
Goodwill                                       68,903          68,903
Intangible assets, net                         30,524          34,118
----------------------------------------------------------------------
   Total assets                          $    637,815   $     614,933
======================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Current portion of deferred
        revenues                         $     58,095   $      50,105
       Other current liabilities               74,891          62,758
----------------------------------------------------------------------
       Total current liabilities              132,986         112,863
Long-term convertible debt                    125,000         125,000
Long-term portion of notes payable              2,228           2,574
Long-term portion of deferred revenues          2,487           3,687
Deferred income taxes                              --             790
----------------------------------------------------------------------
   Total liabilities                          262,701         244,914
----------------------------------------------------------------------
Minority interest                              31,631          41,208
----------------------------------------------------------------------
Total shareholders' equity                    343,483         328,811
----------------------------------------------------------------------
   Total liabilities and shareholders'
    equity                               $    637,815   $     614,933
======================================================================


                                TEKELEC
             IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                              (unaudited)

                                 Three Months Ended March 31, 2004
                                GAAP        Adjustments   Non-GAAP
----------------------------------------------------------------------
                                 (thousands, except per share data)

Revenues                      $78,870      $        --   $78,870
Costs and expenses:
   Cost of goods sold          19,385               --    19,385
   Amortization of purchased
    technology                  3,064           (2,833)(1)   231
----------------------------------------------------------------------
       Total cost of sales     22,449           (2,833)   19,616
----------------------------------------------------------------------
   Gross Profit                56,421 71.5%      2,833    59,254 75.1%
----------------------------------------------------------------------
   Research and development    20,619               --    20,619
   Selling, general and
    administrative             32,271               --    32,271
   Amortization of intangibles    532             (532)(1)    --
   Restructuring                  942             (942)(2)
----------------------------------------------------------------------
       Total operating
        expenses               54,364           (1,474)   52,890
----------------------------------------------------------------------
Income from operations          2,057            4,307     6,364
   Interest and other income
    (expense), net                468               --       468
----------------------------------------------------------------------
Income from continuing
 operations before provision
 for income taxes               2,525            4,307     6,832
   Provision for income taxes   6,253              887 (3) 7,140
----------------------------------------------------------------------
Income (Loss) from continuing
 operations before minority
 interest                      (3,728)           3,420      (308)
Minority interest               9,577           (1,165)(4) 8,412
----------------------------------------------------------------------
   Net income                 $ 5,849      $     2,255     8,104
======================================================================
Earnings per share:
   Basic                      $  0.09                    $  0.13
   Diluted                       0.09                       0.12 (5)
======================================================================
Earnings per share weighted
 average number of shares
 outstanding:
   Basic                       62,034                     62,034
   Diluted                     65,194                     71,555 (5)
----------------------------------------------------------------------

(1) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of IEX and Santera.

(2) The adjustment represents restructuring costs related to the relocation of our manufacturing operations.

(3) The adjustment represents the income tax effect of footnotes (1) and (2) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(4) The adjustment represents the minority interest impact of footnote
    (1).

(5) For the three months ended March 31, 2004, the non-GAAP calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the "if-converted" method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended March 31, 2004 includes 6,361 shares related to the convertible debt using the "if-converted" method.


                                TEKELEC
             IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
                              (unaudited)

                                 Three Months Ended March 31, 2003
                                GAAP        Adjustments   Non-GAAP
----------------------------------------------------------------------
                                 (thousands, except per share data)

Revenues                      $55,006      $        --   $55,006
Costs and expenses:
   Cost of goods sold          13,081               --    13,081
   Amortization of purchased
    technology                  2,531           (2,400)(1)   131
----------------------------------------------------------------------
       Total cost of sales     15,612           (2,400)   13,212
----------------------------------------------------------------------
   Gross Profit                39,394 71.6%      2,400    41,794 76.0%
----------------------------------------------------------------------
   Research and development    14,213               --    14,213
   Selling, general and
    administrative             21,951               --    21,951
   Amortization of intangibles    400             (400)(1)    --
----------------------------------------------------------------------
       Total operating
        expenses               36,564             (400)   36,164
----------------------------------------------------------------------
Income from operations          2,830            2,800     5,630
   Interest and other income
    (expense), net               (684)              --      (684)
----------------------------------------------------------------------
Income from continuing
 operations before provision
 for income taxes               2,146            2,800     4,946
   Provision for income taxes     632           (1,050)(2) 1,682
----------------------------------------------------------------------
   Net income                 $ 1,514      $     1,750   $ 3,264
======================================================================
Earnings per share:
   Basic                      $  0.02                    $  0.05
   Diluted                       0.02                       0.05
======================================================================
Earnings per share weighted
 average number of shares
 outstanding:
   Basic                       60,934                     60,934
   Diluted                     61,632                     61,632
----------------------------------------------------------------------

(1) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX.

(2) The adjustments represent the income tax effects of footnote (1) in order to reflect our non-GAAP effective tax rate of 34%.

    CONTACT: Tekelec
             Michael Attar, 818-880-7821